EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                            CYBERIAN OUTPOST, INC.

                         SYDNEY ACQUISITION SUB, INC.

                           CMPEXPRESS.COM, INC. AND

               THE STOCKHOLDERS IDENTIFIED ON SCHEDULE I HERETO

                         DATED AS OF SEPTEMBER 6, 2000


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                               TABLE OF CONTENTS

Article I GENERAL..................................................................................   1
 1.1    The Merger.................................................................................   1
 1.2    The Effective Time of the Merger...........................................................   2
 1.3    Effect of Merger...........................................................................   2
 1.4    Charter and By-Laws of Surviving Corporation...............................................   2
 1.5    Taking of Necessary Action.................................................................   2
 1.6    Tax-Free Reorganization....................................................................   2
 1.7    Closing....................................................................................   2
ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
 CERTIFICATES......................................................................................   3
 2.1    Total Consideration; Effect on Capital Stock...............................................   3
 2.2    Escrow Deposit; Exchange of Certificates...................................................   5
 2.3    Conversion of the Company Employee Options; Other Securities...............................   7
 2.4    Authorization of the Merger, this Agreement, the General Indemnity Escrow Agreement, the Specific Indemnity Escrow Agreement, the Indemnity Escrow Agent, and the
        Stockholders' Committee....................................................................   7
ARTICLE III REPRESENTATIONS AND WARRANTIES.........................................................   8
 3.1    Representations and Warranties of the Company..............................................   8
 3.2    Several Representations and Warranties of the Stockholders.................................  27
 3.3    Representations and Warranties of Parent and Acquisition Sub...............................  30
ARTICLE IV RELATED AGREEMENTS......................................................................  32
 4.1    Related Agreements.........................................................................  32
ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;  ADDITIONAL AGREEMENTS.................  34
 5.1    Access to Records and Properties of Each Party; Confidentiality............................  34
 5.2    Operation of Business of the Company.......................................................  34
 5.3    Negotiation With Others....................................................................  34
 5.4    Dissenting Stockholders....................................................................  35
 5.5    Preparation of Filings.....................................................................  35
 5.6    Advice of Changes..........................................................................  35
 5.7    Stockholder Approval.......................................................................  36
 5.8    Legal Conditions to Merger.................................................................  36
 5.9    Efforts to Consummate......................................................................  36
 5.10   Notice of Prospective Breach...............................................................  37
 5.11   Public Announcements.......................................................................  37
 5.12   Support of Merger by Officers and Directors................................................  37
 5.13   Management and Employees...................................................................  37
 5.14   Financial Statements.......................................................................  37
 5.15   Guarantees.................................................................................  37

                                       i
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
ARTICLE VI CONDITIONS PRECEDENT....................................................................  38
 6.1    Conditions to Each Party's Obligations.....................................................  38
 6.2    Conditions to Obligations of Parent and Acquisition Sub....................................  38
 6.3    Conditions to Obligations of the Company...................................................  40
ARTICLE VII ADDITIONAL AGREEMENTS..................................................................  41
 7.1    Certain Information Required by the Code...................................................  41
 7.2    Restriction on Transfer....................................................................  41
 7.3    Confidentiality............................................................................  42
 7.4    Registration Rights........................................................................  43
 7.5    Collection by Parent.......................................................................  43
 7.6    Directors and Officers Insurance...........................................................  43
 7.7    Fee to Janney Montogomery Scott LLC........................................................  44
 7.8    Manufacturer Consents......................................................................  44
ARTICLE VIII INDEMNIFICATION.......................................................................  44
 8.1    Definitions................................................................................  44
 8.2    Indemnification Generally..................................................................  45
 8.3    Assertion of Claims........................................................................  46
 8.4    Notice and Defense of Third Party Claims...................................................  46
 8.5    Survival of Representations and Warranties.................................................  47
 8.6    Stockholders' Committee....................................................................  47
ARTICLE IX TERMINATION; AMENDMENT, MODIFICATION AND WAIVER.........................................  48
 9.1    Termination................................................................................  48
 9.2    Effect of Termination......................................................................  48
 9.3    Specific Performance.......................................................................  49
ARTICLE X MISCELLANEOUS............................................................................  49
 10.1   Expenses...................................................................................  49
 10.2   Entire Agreement...........................................................................  49
 10.3   Descriptive Headings.......................................................................  49
 10.4   Notices....................................................................................  50
 10.5   Counterparts...............................................................................  51
 10.6   Governing Law..............................................................................  51
 10.7   Benefits of Agreement......................................................................  51
 10.8   Pronouns...................................................................................  51
 10.9   Amendment, Modification and Waiver.........................................................  51
 10.10  No Third Party Beneficiaries...............................................................  51
 10.11  Consents...................................................................................  52
 10.12  Interpretation.............................................................................  52
 10.13  No Joint Venture...........................................................................  52

                                      ii

     AGREEMENT AND PLAN OF REORGANIZATION dated as of September 6, 2000, among CYBERIAN OUTPOST, INC., a Delaware corporation ("Parent"), SYDNEY ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), CMPEXPRESS.COM, INC., a Pennsylvania corporation (the "Company") and the stockholders of the Company identified on Schedule I attached hereto (collectively, the "Stockholders").

     WHEREAS, the Boards of Directors of each of the Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein.

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of the Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Delaware General Corporation Law (the "Delaware Statute") and the Pennsylvania Business Corporation Law (the "Pennsylvania Statute"), whereby, among other things, the issued and outstanding shares of (i) Common Stock, no par value, of the Company (the "Common Stock") and (ii) Series A Convertible Preferred Stock, $1.00 par value per share, of the Company (the "Series A Stock" or the "Preferred Stock" and together with the Common Stock, the "Company Stock" (other than shares held by Dissenting Stockholders (as defined herein)) will be exchanged and converted into shares of common stock, $.01 par value, of Parent (the "Parent Common Stock") in the manner set forth in
Article II hereof, upon the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Acquisition Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company, certain stockholders of the Company and certain other parties are entering into the Related Agreements.

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                   ARTICLE I

                                    GENERAL

     1.1 THE MERGER. In accordance with the provisions of this Agreement, the Delaware Statute and the Pennsylvania Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), which at and after the Effective Time shall be, and is sometimes herein referred to as, the "Surviving Corporation." Acquisition Sub and the Company are sometimes referred to as the "Constituent Corporations."

     1.2 THE EFFECTIVE TIME OF THE MERGER. This Agreement shall be executed by each of the Constituent Corporations and delivered to and filed (or in the alternative, a certificate or articles of merger may be filed in lieu thereof) with (i) the Secretary of State of the State of Delaware on the Closing Date (as defined below) in the manner provided under Section 252 of the Delaware Statute and (ii) the Secretary of State of the Commonwealth of Pennsylvania in the manner provided under Section 1927 of the Pennsylvania Statute. The Merger shall become effective (the "Effective Time") upon the later of (i) the time of confirmation by the Secretary of State of the State of Delaware of the filing of this Agreement or a certificate of merger or (ii) the time of confirmation by the Pennsylvania Corporation Bureau of the filing of this Agreement or articles of merger.

     1.3 EFFECT OF MERGER. At the Effective Time the separate existence of Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in (i) Section 252 of the Delaware Statute and (ii) Section 1929 of the Pennsylvania Statute.

     1.4 CHARTER AND BY-LAWS OF SURVIVING CORPORATION. From and after the Effective Time, (i) the Charter of the Surviving Corporation shall be amended and restated in the form of the Charter of Acquisition Sub, unless and until altered, amended or repealed as provided in the Pennsylvania Statute, (ii) the by-laws of Acquisition Sub shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the Pennsylvania Statute, the Charter or such by-laws, (iii) the directors of Acquisition Sub shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Pennsylvania Statute, the Charter and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of Acquisition Sub shall be the officers of the Surviving Corporation, unless and until removed, or until their terms of office shall have expired, in accordance with the Pennsylvania Statute, the Charter and the by-laws of the Surviving Corporation, as applicable.

     1.5 TAKING OF NECESSARY ACTION. Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Delaware Statute and the Pennsylvania Statute.

     1.6 TAX-FREE REORGANIZATION. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by Parent for the Company Stock in the Merger. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6 unless otherwise required by a taxing authority.

     1.7 CLOSING. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VI shall have been satisfied (or waived in accordance with Section 10.9, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue, New York, New York, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                  ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

     2.1 TOTAL CONSIDERATION; EFFECT ON CAPITAL STOCK. The entire consideration (the "Aggregate Consideration") payable by Parent with respect to all outstanding shares of capital stock of the Company (the "Outstanding Shares") and for all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (the "Convertible Securities") shall be an aggregate of the number of shares of Parent Common Stock (subject to adjustment as hereinafter provided in this Section 2.1) (the "Total Parent Share Amount") as is obtained by dividing
(A) the sum of $11,820,000 and $3,600 (representing the aggregate exercise amount of all Company Options with an exercise price greater than the fair market value of a share of Company Common Stock) by (B) the average closing price of a share of Parent Common Stock on The Nasdaq Stock Market as reported in the Wall Street Journal for the twenty (20) most recent trading days ending on the day immediately preceding the Closing Date (the "Stipulated Price"); provided, however, that if the average closing price of a share of Parent Common Stock shall be less than $3.00, the average closing price shall be deemed to be $3.00 for purposes of the calculation of the Stipulated Price.

     For purposes of the calculation of the exchange ratios for Company Stock under Section 2.1(c) hereof, it is assumed that the number of Fully Diluted Company Shares is 14,931,178 shares of capital stock of the Company, which number excludes all Company Options which have an exercise price greater than the fair market value of a share of Company Common Stock, and which number shall be confirmed or updated at the Closing and reflected in the certificate of the Chief Executive Officer or Chief Financial Officer of the Company that is being provided to Parent and Acquisition Sub pursuant to Section 6.2(a) (the "Fully Diluted Company Share Amount"). At the Effective Time, subject and pursuant to the terms and conditions of this Agreement by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

     (a) CAPITAL STOCK OF ACQUISITION SUB. Each issued and outstanding share of common stock, $.01 par value per share, of Acquisition Sub shall be converted into one share of common stock, no par value per share, of the Surviving Corporation.

     (b) CANCELLATION OF CERTAIN SHARES OF COMPANY STOCK. Each share of Company Stock that is (A) owned by the Company as treasury stock, (B) authorized but unissued, (C) owned by any subsidiary of the Company or (D) owned by Parent or any subsidiary of Parent, shall be canceled and no Parent Common Stock or other consideration shall be delivered in exchange therefor. As used herein, a corporation is a "subsidiary" of any corporation if the parent corporation owns directly or indirectly an amount of voting securities of the other corporation sufficient to elect at least a majority of its Board of Directors.

     (c) CONVERSION AND EXCHANGE RATIOS FOR COMPANY STOCK. Subject to Section 2.2, (A) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b) and shares held by Dissenting Stockholders, if any) shall be converted into a number of shares of Parent Common Stock equal to the Common Exchange Ratio and (B) each share of Series A Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b) and shares held by Dissenting Stockholders, if any) shall be converted into a number of shares of Parent Common Stock equal to the Series A Exchange Ratio.

         (i)   "Common Exchange Ratio" means the quotient obtained by dividing
     (x) the amount by which the Total Parent Share Amount exceeds the Liquidation Preference Shares by (y) the Fully Diluted Company Share Amount;

         (ii) "Liquidation Preference Amount" means the number of shares of the Series A Stock outstanding as of the Effective Time multiplied by $1.00.

         (iii) "Liquidation Preference Shares" means the quotient obtained by dividing (i) the Liquidation Preference Amount by (ii) the Stipulated Price;

         (iv) "Series A Exchange Ratio" means the sum of (A) the product of (i) the number of shares of Common Stock that are issuable upon the conversion of a share of Series A Stock and (ii) the Common Exchange Ratio, and (B) the quotient obtained by dividing (i) $1.00 by (ii) the Stipulated Price.

     As of the Effective Time, all shares of Common Stock and Series A Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereof, except the right to receive Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with Section 2.2 hereof.

     All calculations pursuant to this Agreement shall be rounded to the nearest one-billionth (.000000001). The shares of Parent Common Stock to be issued upon the exchange and conversion of Company Stock in accordance with this Section 2.1(c) shall sometimes be hereinafter collectively referred to as the "Merger Shares."

     (d)  SHARES OF DISSENTING STOCKHOLDERS.

         (i) If provided for under the Pennsylvania Statute, notwithstanding any other provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (each, a "Dissenting Stockholder") who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the Pennsylvania Statute and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with the provisions of the Pennsylvania Statute, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Stock under the Pennsylvania Statute shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Parent Common Stock, upon surrender, in the manner provided in Section 2.1(c), of the certificate or certificates that formerly evidenced such shares of Company Stock.

         (ii) Company shall give Parent (A) prompt notice of any demands for appraisal received by Company, withdrawals of such demands, and any other instruments served pursuant to the Pennsylvania Statute and received by Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Pennsylvania Statute. Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

     (e) ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, Parent or the Company recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares or other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratios will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of shares of Company Stock and the holders of shares of Parent Common Stock.

     2.2  ESCROW DEPOSIT; EXCHANGE OF CERTIFICATES.

     (a) GENERAL AND SPECIFIC INDEMNITY ESCROW AGREEMENTS. Reference is made to the escrow agreements to be dated as of the Effective Date among the Stockholders' Committee, Parent and State Street Bank and Trust Company (the "Indemnity Escrow Agent") in the forms of (1) EXHIBIT B-1 hereto (the "General Indemnity Escrow Agreement"), pursuant to which, among other things, the Stockholders shall secure the indemnification obligations of the Indemnifying Persons pursuant to Section 8.2(a) hereof and (2) EXHIBIT B-2 hereto (the "Specific Indemnity Escrow Agreement"), pursuant to which the Stockholders shall secure liabilities related to or arising from the case of MicroWarehouse, Inc.
v. CMPExpress.com, Inc.

(Docket Number OCN-C-210-999 in the Superior Court of New Jersey, Ocean County) and any additional litigation or liabilities involving MicroWarehouse, Inc. or its former employees (the "MicroWarehouse Litigation"), pursuant to Section 8.2(b) hereof

     (b) DELIVERY OF PARENT COMMON STOCK. As soon as practicable after the Effective Time, Parent shall instruct its transfer agent, American Stock Transfer & Trust Co. or its successor, to deliver a certificate for eight-five (85%) of the Merger Shares issuable to each Stockholder of the Company pursuant to Section 2.1 and a check for any fractional share amount associated with such Merger Shares calculated according to Section 2.2(c) below to each such Stockholder in exchange for such Stockholder's outstanding shares of Company Stock, provided Parent has received such Stockholder's certificate for Company Stock prior to such time. As soon as practicable after the Effective Time, Parent shall cause to be delivered to the Indemnity Escrow Agent, to be held in the name of the Indemnity Escrow Agent as nominee, (1) ten percent (10%) of the Merger Shares issuable to each Stockholder of the Company pursuant to Section
2.1 in exchange for outstanding shares of Company Stock (collectively, the "General Indemnity Escrow Shares") along with cash for fractional shares associated with the General Indemnity Escrow Shares calculated according to
Section 2.2(c) below and (2) five percent (5%) of the Merger Shares issuable to each Stockholder of the Company pursuant to Section 2.1 in exchange for outstanding shares of Company Stock (collectively, the "Specific Indemnity Escrow Shares") along with cash for fractional shares associated with the Specific Indemnity Escrow Shares calculated according to Section 2.2(c) below. Both the General Indemnity Escrow Shares and the Specific Indemnity Escrow Shares may collectively be referred to as the "Indemnity Escrow Shares." The Stockholders of the Company, by their execution and delivery of this Agreement and/or their approval of the Merger, hereby authorize and direct Parent to make such deposit of the General Indemnity Escrow Shares and the Specific Indemnity Escrow Shares with the Indemnity Escrow Agent on their behalf. All calculations to determine the number of Merger Shares to be delivered to the Stockholders and Indemnity Escrow Agent as aforesaid shall be rounded to the nearest whole share. All Indemnity Escrow Shares shall be held by, and distributed in accordance with, the terms and provisions of the General Indemnity Escrow Agreement and the Specific Indemnity Escrow Agreement, as applicable.

     (c) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of Company Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock will receive from Parent, at such time as such holder has the right to receive a certificate representing Merger Shares as contemplated by
Section 2.2(b) (but for the escrow requirements of Section 2.2(a) and Section 2.2(b) hereof), an amount of cash (without interest), rounded to the nearest cent, equal to (i) the Stipulated Price multiplied by (ii) the fraction of a share of Parent Common Stock otherwise issuable to such holder. The fractional interests of each Stockholder of the Company will be aggregated so that no Stockholder of the Company will receive cash in an amount equal to or greater than the Stipulated Price.

     (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. All Merger Shares issued upon the surrender for exchange of shares of Company Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock. If, after the Effective Time, any Company certificate is presented to the Surviving Corporation, Parent shall instruct its transfer agent to deliver to such Stockholder a certificate representing the number of shares of Parent Common Stock such holder is entitled to receive pursuant to Section 2.1 above (subject to the escrow requirements of Section 2.2) together with a check for any fractional share amount associated with such Merger Shares.

     (e) NO LIABILITY. Neither Parent, Acquisition Sub nor the Company shall be liable to any holder of shares of Company Stock or Parent Common Stock, as the case may be, for Merger Shares (or dividends or distributions with respect thereto) to be issued in exchange for Company Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) LOST, STOLEN OR DESTROYED COMPANY CERTIFICATES. In the event any Company certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Company certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such Company certificate, Parent will issue in exchange for such lost, stolen or destroyed Company certificate the Merger Shares and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     2.3 CONVERSION OF THE COMPANY EMPLOYEE OPTIONS; OTHER SECURITIES. At the Effective Time, each of the Company's then outstanding employee stock options (collectively the "Company Options") which have not been terminated, exercised or otherwise converted as of the Effective Time, by virtue of the Merger and without any further action on the part of any holder thereof, shall be assumed by Parent and automatically converted into an option to purchase a number of shares of Parent Common Stock determined by multiplying the number of shares of Company Stock covered by such Company Option immediately prior to the Effective Time by the Common Exchange Ratio (rounded down to the nearest whole number of shares), at an exercise price per share of Parent Common Stock equal to the exercise price in effect under such Company Option immediately prior to the Effective Time divided by the Common Exchange Ratio (rounded up to the nearest cent), which option to purchase Parent Common Stock shall contain the same term, status as an "incentive stock option" under Section 422 of the Code or status as a non-qualified stock option, as the case may be (if such Company Option was theretofore a Company incentive stock option or non-qualified stock option, as the case may be), vesting schedule and otherwise be on substantially the same terms and conditions as set forth in the assumed Company Option (any such assumed Company Option being herein referred to as an "Assumed Option"). The parties intend that the assumption and conversion of Company Options under this
Section 2.3 shall meet the requirements of Section 424(a) of the Code and this
Section 2.3 shall be interpreted in a manner consistent with such interpretation. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 2.3.

     2.4 AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE GENERAL INDEMNITY ESCROW AGREEMENT, THE SPECIFIC INDEMNITY ESCROW AGREEMENT, THE INDEMNITY ESCROW AGENT, AND THE STOCKHOLDERS' COMMITTEE. In the event the Merger shall be approved by the Stockholders of the Company, as required by the Delaware Statute and the Pennsylvania Statute and as contemplated by this Agreement, such approval shall constitute approval and ratification by the Stockholders of the Company of the (i) Merger, as required by the Delaware Statute and the Pennsylvania Statute, (ii) provisions of this Agreement, (iii) designation of the Indemnity Escrow Agent and the approval and ratification by the Stockholders of the Company of the terms and provisions of the General Indemnity Escrow Agreement and the Specific Indemnity Escrow Agreement and (iv) designation of the Stockholders' Committee.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Acquisition Sub that, except as disclosed in the disclosure schedule dated the date hereof, certified by the Executive Officers of the Company and delivered by the Company to Parent and Acquisition Sub simultaneously herewith and except as disclosed in the addendum to the disclosure schedule dated as of the Closing Date, certified by the Executive Officers of the Company and delivered by the Company to Parent and Acquisition Sub on the Closing Date (which disclosure schedules shall contain specific references to the sections of this Agreement to which the disclosures contained therein relate) (together, the "Company Disclosure Schedule"):

     (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in
Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on the Company or its business, results of operations or financial condition (a "Company Material Adverse Effect"). The Company has delivered to Parent true and complete copies of the Charter and by-laws of the Company, in each case as amended to the date hereof. As used herein, "Charter" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

     (b) SUBSIDIARIES; EQUITY INVESTMENTS. Except for CMPExpress.com Internet Development Private Limited, incorporated under the Indian Companies Act, the Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

(c)  Capital Stock; Securities.

          (i) The authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, no par value per share, of which 13,069,111 shares are issued and outstanding and (B) 10,000,000 shares of Preferred Stock, of which 4,500,000 shares have been designated Series A Convertible Preferred Stock, $1.00 par value per share, and of which 4,000,000 are issued and outstanding. The Company has reserved (A) 220,500 shares of Common Stock for issuance upon the exercise of Company Options, of which 220,500 are currently outstanding and (B) 2,055,000 shares of Common Stock for issuance upon conversion of the Series A Stock. All outstanding shares of Company Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the holders of record shares of Company Stock, their addresses, and the number of such shares owned of record and beneficially by each such holder. Schedule 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of the Company Options, outstanding as of the date hereof, including the name and address of each holder thereof, the number of shares of Company Common Stock subject to each such Company Option, the per share exercise price for each such Company Option, whether such Company Option is a Company incentive stock option or a Company non-qualified stock option, the grant date of each such Company Option, the employee stock plan pursuant to which such Company Option was granted, if any, and the vesting schedule and vesting acceleration provisions, if any, applicable thereto. All outstanding shares of Company Stock and all outstanding Company Options were issued in compliance with applicable federal and state securities laws. An updated Schedule 3.1(c) reflecting changes permitted by this Agreement in the capitalization of Company between the date hereof and the Effective Time shall be delivered by Company to Parent on the Closing Date. The holders of the Company Stock and the Company Options have been or will be properly given, or shall have properly waived, any required notice prior to the Merger.

          (ii) Except as set forth in this Section 3.1(c), there are no equity securities of any class or series of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.1(c), there are no options, warrants, equity securities, calls, rights, commitments, convertible debt instruments, transfer restrictions or agreements, instruments or understandings (whether written or oral, formal or informal) of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, instrument, restriction, understanding or agreement. Except as provided in this Agreement or any transaction contemplated thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting, transfer or disposition of the shares of capital stock of the Company.

          (iii) The assumption by Parent of Company Options in accordance with
     Section 2.3 hereunder will not constitute a breach of the Company plans or any agreement entered into with respect to the granting of such options.

          (d) AUTHORITY; NO CONSENTS. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which it is a party, assuming the due authorization, execution and delivery of this Agreement and the Related Agreements by the other parties thereto, are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding at law or in equity). Neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (x) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (y) assuming the accuracy of the representations and warranties of, and the performance of the covenants by Parent and Acquisition Sub as set forth in this Agreement, any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights or (z) the Company's Charter or by-laws. Assuming the accuracy of the representations and warranties of, and the performance of the covenants by Parent and Acquisition Sub as set forth in this Agreement, no permit, authorization, consent, (except the consent of any manufacturer) or approval of or by, or any notification of or filing with, any Governmental Authority or other person including the Federal Trade Commission or the Department of Justice is required in connection with the execution, delivery and performance by the Company of this Agreement or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except for (i) the distribution of the Stockholders' Materials with respect to the adoption by the stockholders of this Agreement, the Merger and the transactions contemplated hereby, (ii) the filing of this Agreement or a certificate or articles of merger with the Secretary of State of the State of Delaware and the Pennsylvania Corporation Bureau and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect or materially impair the ability of the Company and the stockholders to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

          (e) FINANCIAL INFORMATION. (i) The Company has previously delivered to Parent the following financial statements (collectively, the "Company Financial Statements") (A) the audited financial statements of the Company for the fiscal years ended 1997, 1998 and 1999 (the "Audited Financials"),
     (B) the unaudited balance sheet, cash flow and income statements of the

     Company as of March 31, June 30, July 31 and August 31, 2000 (the "Unaudited Financials") and (C) financial statements for the six-month period ended June 30, 2000 as reviewed by PricewaterhouseCoopers LLP. The Company Financial Statements (A) are in accordance with the books and records of the Company, (B) fairly present, in all material respects, the financial condition of the Company as at the respective dates indicated and the results of operations of the Company for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as indicated therein.

          (f) ABSENCE OF UNDISCLOSED LIABILITIES. At August 31, 2000 (the "Balance Sheet Date"), with respect to the Company Balance Sheet, the Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability")) required to be set forth on the Company Financial Statements in order for the Company Balance Sheet to fairly present the financial condition of the Company at the respective dates thereof in accordance with GAAP, which was not provided for or disclosed thereon, and all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Company Balance Sheet as required by FAS No. 5.

          (g) ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has been operated in the ordinary course, consistent with past practice, and there has not been:

               (i)    any Company Material Adverse Effect;

               (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could have a Company Material Adverse Effect;

               (iii) other than in the ordinary course of business, any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company;

               (iv) Except for payment of legal fees and settlement costs in connection with the MicroWarehouse Litigation, any payment, discharge or satisfaction of any material Encumbrance or Liability by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

               (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Company;

               (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Stock;

               (vii) any issuance by the Company of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security (other than Company Options or shares of Company Common Stock issued upon exercise of Company Options in accordance with the present terms thereof);

               (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company, other than in the ordinary course of business;

               (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

               (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

               (xi) any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or (B) any employee of the Company other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

               (xii) any adoption by the Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of
         Section 414 of the Code and the regulations promulgated thereunder or an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) (an "ERISA Affiliate") of any Employee Plans (as defined in Section 3.1(u)(ii)) or any increase in or modification or acceleration, except for such increases, modifications or accelerations that occur as a direct result of the transactions contemplated by this Agreement, of any benefits payable under any Employee Plans made to, for or with any director, officer, employee, consultant or agent of the Company;

               (xiii) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

               (xiv) any change in the manner in which the Company extends discounts or credit to customers or otherwise deals with customers;

               (xv) any termination of employment of any officer or Key Employee of the Company or, to the Company's knowledge, any expression of intention by any officer or Key Employee of the Company to resign from such office or employment with the Company;

               (xvi) any amendments or changes in the Company's Charter or by-laws;

               (xvii)  any labor dispute or any union organizing campaign;

               (xviii) the commencement of any litigation or other action by or against the Company; or

               (xix) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xix) above.

     (h) TAX MATTERS. The Company and each other corporation (if any) included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of the Company attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on the Company Financial Statements and the Company will not accrue a Tax Liability from the date of the Company Financial Statements up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company that are still in effect. Except as contested in good faith, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Company Return have been fully paid or are adequately provided for on the Company Financial Statements (as appropriate) and the Company has received no notification that any proposed additional Taxes have been asserted. The Company (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code and (ii) is not a "personal holding company" within the meaning of Section 542 of the Code and
(iii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. The Company has not agreed to, nor is it required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. Each granted option that was designated as an "incentive stock option" on the applicable books and records of the Company qualified as an "incentive stock option" within the meaning of the Section 422 of the Code on the date in which such option was granted. To the knowledge of the Company, neither the Company nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or that would prevent the Merger Shares from qualifying as stock within the meaning of Section 354 of the Code rather than as "other property" within the meaning of Section 356 of the Code.

     As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     (i) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. The Company has good and valid title to all assets, personal property and interests in personal property, reflected, respectively, on the Balance Sheet or acquired after the Balance Sheet Date (except accounts receivable and notes receivable paid in full subsequent to the Balance Sheet Date, as the case may be), or not so reflected therein but necessary for the conduct or operation of the Company's business and owned by the Company, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 3.1(i) of the Company Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, equities, rights of way, options and rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     (j) REAL PROPERTY-OWNED OR LEASED. The Company does not currently own, nor has it or any of its predecessors ever owned, any real property. Section 3.1(j) of the Company Disclosure Schedule contains a list and brief description of all real property leased by the Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and with respect to each lease covering the Leased Real Property (collectively, the "Leases"), the name of the lessor. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and, assuming the due authorization, execution and delivery of such Leases by the other parties thereof, constitute valid and binding obligations of the Company. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and, to the Company's knowledge, there does not exist any condition which interferes with the economic value or use of such property and improvements.

     (k)  INTELLECTUAL PROPERTY.

          (i) The Company has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted (collectively, the "Company Rights");

          (ii) The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof;

          (iii) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business;

          (iv) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently or proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license (or sublicense) or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights (other than patent infringement which shall be to the knowledge of the Company or the Stockholders) and rights of privacy or publicity; nor, to the knowledge of the Company or the Stockholders, is any third party materially infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery, (electronically or otherwise) or agreement with the Company relating to, any Company Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party nor is there any basis for any such assertion;

          (v) All current and past officers, employees and consultants of or to the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons (collectively, the "Confidentiality Agreements"). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights;

          (vi) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company;

          (vii) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, director, agent or affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works, of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another;

          (viii) No person has any marketing rights to any of the Intellectual Property Rights of the Company (excluding Intellectual Property Rights licensed to the Company by third parties);

          (ix) For the Intellectual Property Rights owned by the Company,
     Section 3.1(k)(ix) of the Company Disclosure Schedule provides a complete and accurate list of all United States and foreign (a) Patents, (b) Trademarks (including Internet domain registrations and unregistered Trademarks) and (c) Copyrights (including unregistered copyrights) indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed);

          (x) The Company does not own and has not filed any application for Patents. All registered Trademarks, and registered Copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to registered Trademarks), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Effective Time. No registered Trademark has been or is now involved in any cancellation and no such action is threatened with respect to any of the registered Trademarks. To the knowledge of the Company, there are no potentially conflicting Trademarks of any third party;

          (xi) Section 3.1(k)(xi) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property Rights, whether the Company is the licensee or licensor thereunder (except for shop licenses identified in Section 3.1(l)(i) of the Company Disclosure Schedule) and any assignments, consents, term, forbearances to sue, judgments, Orders, settlements or similar obligations relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of Company, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement. The Company has all necessary licenses and/or right to use the information relating to and/or owned by Tech Data Corporation, Ingram Micro or any other distributor displayed or linked on its website;

          (xii) All Trademarks of the Company have been in continuous use by the Company. To the Knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; the Company has adequately policed the registered Trademarks against third party infringement; and the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications; and

          (xiii) As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); computer programs and other computer software (including, but not limited to the Software); databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

     (l)  COMPANY SOFTWARE.

          (i) Section 3.1(1)(i) of the Company Disclosure Schedule sets forth a true and complete list of all software programs, systems and applications
     (A) designed or
     developed or under development by employees of the Company or by consultants on the Company's behalf including all documentation therefor (the "Owned Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software,
     Section 3.1(l)(i) of the Company Disclosure Schedule identifies each license agreement with respect thereto;

          (ii) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any Encumbrance and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any Encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed;

          (iii) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation or Parent without the consent of or notice to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate any such license;

          (iv) To the knowledge of the Company, the Software is free from any significant software defect, is free from any programming, documentation error or virus ("Bugs") not consistent with commercially reasonable industry standards acceptable for such Bugs, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden;

          (v) The Company has not altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The Company has furnished Parent with all documentation relating to the use, maintenance and operation of the Software, all of which is true and accurate in all material respects; and

          (vi) The Company's Owned Software and Licensed Software (including existing products Owned Software and technology and Owned Software and technology currently under development) used in the operation of the business as presently conducted have been designed, written and tested to, and will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century (collectively, "Year 2000 Compliant"). Section 3.1(h)(vi) of the Company Disclosure Schedule describes all software, hardware, databases or embedded control systems not owned or developed by the Company that is or are licensed for or otherwise used by the Company in the operation of its business as presently conducted and as proposed to be conducted and the nature and extent of the Company's knowledge and inquiry regarding the degree to which all such hardware, software, databases or embedded control systems are Year 2000 Compliant.

          (m) AGREEMENTS, ETC. Section 3.1(m) of the Company Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company is a party, or made in the ordinary course of business and referred to in clauses (i) through (xviii) of this Section 3.1(m). The Company is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

               (i) agreements for the development, modification or enhancement of computer software or multimedia products;

               (ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

               (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

               (iv) any collective bargaining contract or other contract with or commitment to any labor union;

               (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $25,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

               (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

               (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

               (viii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

               (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

               (x) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

               (xi) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company;

               (xii) any lease for real property (whether as lessor or lessee) or any lease or agreement under which the Company is lessee of or holds or operates any items of tangible personal property owned by any third party;

               (xiii)  contract or commitment for charitable contributions;

               (xiv) contract or commitment for capital expenditures individually or in the aggregate in excess of $10,000;

               (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) being made under Section 280G of the Code as a result of the transactions contemplated hereby;

               (xvi) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000;

               (xvii) agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area; or

               (xviii) any other agreement, contract or commitment which is material to the Company.

     For purposes of this Section 3.1(m), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company, or otherwise have an aggregate value, of at least $25,000. The Company has furnished to Parent true and complete copies of all such agreements listed in
Section 3.1(m) of the Company Disclosure Schedule and each such agreement (A) is the legal, valid and binding obligation of the Company and, to the knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding at law or in equity),
(B) is in full force and effect and (C) to the knowledge of the Company, the other party or parties thereto is or are not in material default thereunder.

      (n) NO DEFAULTS. The Company has in all material respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or by-laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and to the Company's knowledge, except for the execution of this Agreement and the consummation of the transactions contemplated herein, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default by it of any of the foregoing.

     (o) LITIGATION, ETC. Except for settlement discussions with MicroWarehouse regarding the Note and Security Agreement pursuant to the Settlement Agreement (as defined in Section 8.2(b) below), there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or threatened against the Company nor is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"),
(ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with customers or vendors, other than such disputes which typically occur in the ordinary course of business and which are not likely to have a Company Material Adverse Effect, either individually or in the aggregate. There are no Actions pending or, to the Company's knowledge, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, Parent, the Surviving Corporation or any of the Designated Persons, that the Company, Parent, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with the Company or its products or services).

     (p) ACCOUNTS AND NOTES RECEIVABLE. All the accounts receivable (net of reserves) and notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business. Section 3.1(p) of the Company Disclosure Schedule provides a schedule of accounts receivable including an aging of such accounts. There is, to the knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and no account receivable or note receivable which is pledged to any third party by the Company. Provided that Parent has performed its obligations under Section 7.5 of this Agreement, ninety percent (90%) of the account receivables (net of reserves) of the Company existing on the Closing Date shall have been paid in full by not later than six (6) months after the Closing Date and all of the notes receivable shall be paid in accordance with the terms thereof; provided, however, that if the Stockholders of the Company shall indemnify Parent for breach of the percentage requirement of this Section 3.1(p), the Company shall remit any amounts subsequently collected on any such accounts receivable to the Stockholders of the Company for their benefit.

     (q) ACCOUNTS AND NOTES PAYABLE. All accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business. Section 3.1(q) of the Company Disclosure Schedule provides a schedule of accounts payable including an aging of such accounts.

     (r) COMPLIANCE; GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company has all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of its business as presently conducted except where the failure to have any one of the foregoing would not have a Company Material Adverse Effect, such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect, no violations are or have been recorded in respect of any thereof except where such violations would not have a Company Material Adverse Effect and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Parent true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements shall be affected in any material respect by the Merger or the transactions contemplated hereby.

     (s) ENVIRONMENTAL MATTERS. The Company currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations.

     (t)  LABOR RELATIONS; EMPLOYEES.

          (i) The Company employs a total of 108 employees. Section 3.1(t) of the Company Disclosure Schedule identifies all employees (full-time and part-time) and consultants employed or engaged by the Company and sets forth each such individual's payment arrangements or annual compensation, job title and date of hire. There are no employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) between the Company and any current or former shareholder, officer, director, employee consultant or volunteer. No such employment agreement disclosed on Section 3.1(t) of the Company Disclosure Schedule will, as a direct or indirect result of the transaction contemplated herein, either require any payment by the Company or any consent or waiver from any shareholder, officer, director, employee or consultant; or result in any change in the nature of any rights of any shareholder, officer, director, employee or consultant, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees; upon termination of the employment of any such employees, neither the Company, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments; there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable Governmental Authority, and none of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency; there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company; no labor union has taken any action with respect to organizing the employees of the Company; neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company; and no employee has informed any officer of the Company that such employee will terminate his or her employment or engagement with the Company, or the Surviving Corporation and the Company has no reason to believe that the Key Employees that accept employment with the Surviving Corporation will not remain employees of the Surviving Corporation for at least 180 days after the Closing. Neither the Company nor any employee of the Company is to the Company's knowledge in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted by the Company or the execution and delivery of the Confidentiality Agreement by such employee.

          (ii) Section 3.1(t) of the Company Disclosure Schedule lists all current and former officers, employees and consultants of the Company with which the Company has entered into Confidentiality Agreements in the forms attached to Section 3.1(t) of the Company Disclosure Schedule.

     (u)  EMPLOYEE BENEFIT PLANS AND CONTRACTS.

          (i) At no time has the Company or any ERISA Affiliate (A) sponsored, maintained, contributed to or been required to contribute to any plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA; (B) contributed to or been required to contribute to any multiemployer plan as defined in Section 3(37) of ERISA; or (C) incurred any withdrawal liability to any multiemployer plan. The Company has not incurred and could not reasonably be expected to incur any material liability under Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA.

          (ii) Section 3.1(u) of the Company Disclosure Schedule lists all "employee benefit plans" as defined in Section 3(3) of ERISA, and any bonus, phantom stock, stock appreciation rights, stock option or other stock related rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, health or medical care, employee assistance program, disability, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of the Company, any subsidiary of the Company, or any ERISA Affiliate or any other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company, any subsidiary of the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company, any subsidiary of the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. The Company has furnished to Parent copies or descriptions of each Employee Plan (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof.

          (iii) Except as set forth on Section 3.1(u) of the Company Disclosure Schedule, each Employee Plan has been maintained and operated in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations including, but not limited to, the Code and ERISA and has been maintained in good standing with all applicable regulatory authorities including, but not limited to the Internal Revenue Service and the Department of Labor, so as not to result in any liability in excess of $5,000 for the Company or the Acquisition Sub for a failure to so comply or the Parent or the Surviving Corporation after the Closing Date.

          (iv) Except as set forth in Section 3.1(u) of the Company Disclosure Schedule, the Company has no material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except those required by Section 4980B of the Code.

          (v) Except as set forth in Section 3.1(u) of the Company Disclosure Schedule, (A) all benefit obligations under each Employee Plan accrued prior to the Closing Date, determined in accordance with prior practices, have been paid, adequately reserved or reflected in the Company's financial statements as of the Balance Sheet Date in accordance with GAAP, (B) all monies withheld from the paychecks of Company employees pursuant to Employee Plans have been transferred to the applicable Employee Plans in a timely manner in accordance with the Code, ERISA and GAAP, and (C) the Company has paid all matching contributions under the CMP, Inc. 401(k) Savings Plan ("401(k) Plan") for all 401(k) Plan years commencing prior to January 1, 2000. Except as set forth in Section 3.1(u) of the Company Disclosure Schedule, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company of, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense to the Company or the Acquisition Sub or the Parent or the Surviving Corporation or any of the Parent's or the Surviving Corporation's affiliates of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

          (vi) There has been no failure of any Employee Plan which is a group health plan (as defined in Section 5000(b)(1) of the Code) maintained by the Company to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)).

          (vii) Except as disclosed in Section 3.1(u) of the Company Disclosure Schedule, no employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as the direct and sole result of the transactions contemplated hereby and no employee of the company will become entitled to any enhanced severance protections or benefits as a result of the transactions contemplated hereby.

          (viii) To the extent applicable, the Company has complied with all requirements under the Workers Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local law, rule or regulation.

     (v) INSURANCE. Section 3.1(v) of the Company Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims over $5,000 made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the Company's knowledge, no basis exists for termination of any thereof on the part of the insurer. The Company has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

     (w) BANK ACCOUNTS; POWERS OF ATTORNEY. Section 3.1(w) of the Company Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

     (x) BROKERS. Except for the fee equal to one and one half percent (1.5%) of the transaction value due to Janney Montgomery Scott LLC pursuant to a letter agreement dated April 28, 1999 and as listed on Section 3.1(x) of the Company Disclosure Schedule, the Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (y) RELATED TRANSACTIONS. No current or former director, officer or securityholder of the Company that is an affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act (as defined below)) thereof, is now, or has been since the inception of the Company, a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

     (z) CUSTOMERS. Section 3.1(z) of the Company Disclosure Schedule sets forth a true and complete list of the Company's top 100 customers, which customers in the aggregate accounted for in excess of forty percent (40%) of the Company's revenues during such period, and which such list includes (i) related dollar amount sales figure for each such customer and (ii) a description of the items sold. Nothing has come to the attention of the Company that would cause it to believe that any of the top ten largest customers has materially reduced or has the intention of reducing, the dollar amount of its business with the Company or has terminated, or expressed to the Company any intention of terminating, its business relationship with the Company.

     (aa) EXTENSION OF CREDIT FACILITY; CONSENT OF BANK. The Company has secured its credit facility with its primary lender for the ninety (90) day period following the Closing Date. The Company has secured any consent required from such lender to consummate the Merger.

     (bb) MINUTE BOOKS. The minute books of the Company provided to Parent for review are the Company's true and correct minutes. All Company actions that required Board action have been duly authorized or ratified.

     (cc) BOARD APPROVAL. The Board of Directors of the Company has unanimously
(i) approved this Agreement, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with the Pennsylvania Statute.

     (dd) VOTE REQUIRED. The affirmative vote of at least (i) a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Stock, voting together as a single class and (ii) a majority of the outstanding shares of Series A Stock, voting as a separate class, approving this Agreement and Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby.

     (ee) INFORMATION SUPPLIED. None of the information supplied, or to be supplied, by the Company or any Stockholder for inclusion or incorporation by reference in the Stockholders' Materials will, at the dates mailed to the Stockholders and at the effective date of the Stockholder Action, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Stockholders' Materials will comply as to form in all material respects with the provisions of all applicable laws, rules and regulations of all Governmental Authorities.

     (ff) DISCLOSURE. Neither Section 3.1 of this Agreement (including the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     (gg) KNOWLEDGE DEFINITION. As used in this Article III, the term "knowledge" and like phrases shall mean and include (i) actual knowledge and
(ii) that knowledge which a prudent business person (including the officers, directors, and Key Employee) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or Key Employee of the Company shall be imputed to be the knowledge of the Company.

     3.2 SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders, severally (and not jointly) represents and warrants to Parent, Acquisition Sub and the Company with respect to himself or itself as follows:

     (a) TITLE; ABSENCE OF CERTAIN AGREEMENTS. Such Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the shares of Company Stock set forth opposite the name of such Stockholder in
Section 3.2(a) of the Company Disclosure Schedule, with the full power and authority to vote such Company Stock and transfer and otherwise dispose of such Company Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between such Stockholder and the Company and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of Company Stock or any other matter relating to Company Stock, except for the Stockholder Agreements.

     (b) ORGANIZATION, GOOD STANDING AND POWER. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (c) AUTHORITY - GENERAL. Such Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by such Stockholder simultaneously herewith and this Agreement and each Related Agreement to which such Stockholder is a party, and has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement and each Related Agreement to which such Stockholder is a party has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which such Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Stockholder with any of the provisions hereof or thereof will
(i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Stock, Parent capital stock or common stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which such Stockholder is a party, or by which such Stockholder or any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Stockholder or any of his or its properties, assets or rights or (z) in the case of any Stockholder that is not a natural person, such Stockholder's Charter or by-laws, as amended through the date hereof, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any Related Agreement to which such Stockholder is a party. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Stockholder of this Agreement, each Related Agreement to which such Stockholder is a party or the consummation by such Stockholder of the transactions contemplated hereby or thereby.

     (d)  INVESTMENT REPRESENTATIONS.

          (i)  Such Stockholder:

               (A) is acquiring the Merger Shares being issued to such Stockholder for such Stockholder's own account and, except as listed on Section 3.2(d) of the Company Disclosure Schedule, not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

               (B) understands (1) that the Merger Shares to be issued to him or it have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, (2) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in the Registration Rights Agreement, Parent is under no obligation to so register such Merger Shares and (4) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

               (C) has been furnished with, and has read and reviewed, the Parent SEC Documents;

               (D) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Parent or persons acting on Parent's behalf concerning Parent and the terms and conditions of an investment in Parent Common Stock;

               (E) is aware of Parent's business affairs and financial condition and has acquired sufficient information about Parent to reach an informed and knowledgeable decision to acquire the Merger Shares to be issued to him or it;

               (F) can afford to suffer a complete loss of his or its investment in such Merger Shares;

               (G) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

               (H) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

               (I) has either alone or, in the case of those Stockholders identified in Section 3.2 (d) of the Company Disclosure Schedule, together with such Stockholder's "Purchaser Representative" (as such term is defined in Rule 501(h), as promulgated under the Securities Act, as to each such Purchaser, a "Purchaser Representative"), such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of acquiring and holding shares of Parent Common Stock; and

          (ii) Such Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. If such Stockholder is identified in Section 3.2 (d) of the Company Disclosure Schedule, such Stockholder is being advised by a Purchaser Representative in connection with the transactions contemplated hereby.

     (e) BROKERS. Except as set forth in Section 3.2(e) of the Stockholders' Disclosure Schedule, no Stockholder has, nor have any of their officers, directors, securityholders or employees (if any) employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub represent and warrant to the Company as follows:

     (a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Each of Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Charter and by-laws of each of Parent and Acquisition Sub.

     (b) CAPITAL STOCK. Parent's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended February 29, 2000 (the "Form 10-K"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Parent as of such date. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. There exist a sufficient number of authorized but unissued shares of Parent Common Stock to allow for the exercise in full of the Assumed Options. Parent owns all the outstanding shares of capital stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

     (c) AUTHORITY. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms; and this Agreement is the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with its respective terms. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with,
(B) result in any material violations of, (C) cause a material default under (with or without due notice, lapse of time or both), (D) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (x) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (y) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or Acquisition Sub's Charter or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the this Agreement or a certificate or articles of merger with the Secretary of State of the State of Delaware and the Pennsylvania Corporation Commission and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger (each of the actions reflected in clauses (i), (ii) and (iii) to be taken by Parent).

     (d)  SEC DOCUMENTS.

          (i) As of their respective filing dates, or in the case of registration statements, their respective effective dates, none of the documents or reports filed by Parent with the SEC ("Parent SEC Documents") (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed, or in the case of registration statements, as of their respective effective dates, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

          (ii) All financial statements (including the notes thereto) of Parent included in Parent SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved and fairly present the financial position of Parent as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.

     (e) TAX MATTERS. To the Knowledge of the Parent, neither the Parent nor any of its Affiliates has taken or agreed to take any action, failed to take any action or is aware of any fact or circumstance that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code or that would prevent the Merger Shares from qualifying as stock within the meaning of Section 354 of the Code rather than as "other property" within the meaning of Section 356 of the Code.

                                  ARTICLE IV

                              RELATED AGREEMENTS

    4.1 RELATED AGREEMENTS. In connection with the execution and delivery of this Agreement, the following agreements (such agreements, together with the General Indemnity Escrow Agreement and the Specific Indemnity Escrow Agreement being herein collectively referred to as the "Related Agreements") are being executed and delivered by the respective parties thereto:

     (a) EMPLOYEES. At Closing, each (i) equityholder of the Company who is expected to be an employee of Parent or the Surviving Corporation upon the Closing and (ii) employee of the Company who is expected to accept employment with Parent or the Surviving Corporation subsequent to the Closing, will enter into an Employee Confidentiality and Inventions Agreement, effective as of the Effective Time, in the form of EXHIBIT C-1 attached hereto (the "Employee Confidentiality Agreement"), providing for, among other things, non-disclosure of confidential information and ownership of proprietary information and rights. Bryn Kaufman, Sean McGilloway and Eric Lorenzoni will, as of the Effective Time, enter into employment agreements, in the forms of EXHIBIT C-2, C-4 AND C-5, respectively ("Employment Agreements"). Jeffrey Harrow will, as of the Effective Time, enter into a non-competition and non-solicitation agreement, in the form of EXHIBIT C-6 (the "Non-Compete Agreement"). The salespersons listed on Schedule 4.1(a) hereto who are expected to be employees of Parent or the Surviving Corporation upon the Closing will enter into an Employee Confidentiality, Inventions and Non-Competition Agreement in the form of EXHIBIT C-7.

     (b) INDEMNITY ESCROW AGREEMENTS. At Closing, each of Parent, the Stockholders' Committee and the Indemnity Escrow Agent will enter into the General Indemnity Escrow Agreement in the form of EXHIBIT B-1 and the Specific Indemnity Escrow Agreement in the form of EXHIBIT B-2.

     (c) LOCK UP AGREEMENTS. At Closing, Bryn Kaufman is entering into a lock up agreement, effective as of the Effective Time, in the form of EXHIBIT D-1, whereby twenty (20%) of the Merger Shares he will receive at the Closing (exclusive of the 10% held pursuant to the General Indemnity Escrow Agreement and 5% held pursuant to the Specific Indemnity Escrow Agreement) will be released from restrictions on transfer every three (3) months beginning on the fourth (4th) month anniversary of the Closing Date. At Closing, Jeffrey K. Harrow, Liberty Ventures I, L.P. and Janney Montgomery Scott LLC, as nominee, are entering into individual lock up agreements, effective as of the Effective Time, in the form of EXHIBIT D-2 attached hereto (together with Bryn Kaufman's agreement, the "Lock Up Agreements"), whereby twenty-five (25%) of the Merger Shares each will receive at the Closing (exclusive of the 10% held pursuant to the General Indemnity Escrow Agreement and 5% held pursuant to the Specific Indemnity Escrow Agreement) will be released from restrictions on transfer every three (3) months beginning on the fourth (4th) month anniversary the Closing Date.

     (d) REGISTRATION RIGHTS AGREEMENTS. At Closing, each of the stockholders of the Company and the Parent are entering into a Registration Rights Agreement effective as of the Effective Time, in the form of EXHIBIT E attached hereto (collectively, the "Registration Rights Agreements"), providing for registration rights with respect to the Merger Shares.

     (e) RELEASE AGREEMENTS. At Closing, each Stockholder, option holder, warrant holder, and employee of the Company is entering into a Release Agreement, effective as of the Effective Time, in the form of EXHIBIT F attached hereto (the "Release Agreements"), providing for, among other things, release of the Company, Parent and Parent's affiliates from any and all claims, known and unknown, that such Stockholder may have against the Company through the Effective Time.

     (f) STOCKHOLDER AGREEMENT. Simultaneous with the execution and delivery of this Agreement, each of the Stockholders of the Company identified on
Schedule I hereto is entering into a Stockholder Agreement with Parent, effective as of the date hereof, in the form of EXHIBIT G attached hereto (collectively, the "Stockholder Agreements"), pursuant to which, among other things, such Stockholder shall agree to vote in favor of or consent in writing to the Merger and shall not transfer their shares of Company Common Stock except in accordance with the Stockholder Agreement.

     (g)  TERMINATION AGREEMENT.   At Closing, each of the Stockholders of the
Company identified on Schedule 4.1(g) attached hereto is entering into a Termination Agreement, effective as of the Effective Time, with respect to the agreement(s) to which such Stockholders and the Company are a party, each in the Form of EXHIBIT H attached hereto (the "Termination Agreement").

                                   ARTICLE V

               CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                             ADDITIONAL AGREEMENTS

     5.1 ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY. From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), the Company and the Stockholders shall permit Parent and its consultants and professional advisors to conduct, and assist Parent and its consultants and professional advisors in the conduct of, a full and complete investigation of the Company's business and technology including, without limitation, a market and competitive products and technology analysis and a review of the Company's books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, reasonable, non-disruptive access to, and communications with current and former employees of the Company (the "Investigation"). The Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by the Stockholders or the Company to Parent, or otherwise in Parent's possession, on or before the Effective Time, limit or restrict in any manner any right of Parent to terminate this Agreement upon the terms and conditions herein. All such information shall be subject to the confidentiality agreements currently existing between the parties; the Investigation shall not give Parent the right to use any disclosed or discovered information beyond the scope of these provisions or agreements or any applicable license agreement.

     5.2 OPERATION OF BUSINESS OF THE COMPANY. During the Executory Period, the Company shall operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its business and assets, to keep available the services of its officers and employees and to maintain satisfactory relationships with persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not, without the prior written consent of Parent, (a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) or in any of the conditions to the Merger not being satisfied, or (b) take or cause to occur any of the actions or transactions described in Section 3.1(g)(iii) through (xix), except as disclosed in Section 3.1(g) of the Company Disclosure Schedule.

     5.3 NEGOTIATION WITH OTHERS. During the Executory Period, the Company shall not (and the Company shall not permit the Company's employees, directors, officers, advisors, consultants or agents to), and each of the Stockholders shall not, directly or indirectly: (i) solicit, initiate or engage in any discussions or negotiations with, whether or not initiated by the Company or any such Stockholder, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (1) the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (2) any financing of, or investment in, including the purchase of any capital stock in, the Company; (3) the sale, license, disposition or encumbrance of any Intellectual Property of the Company; or (4) any action or agreement that would otherwise be inconsistent with the terms of this Agreement, or the Related

Agreements or that would prohibit the performance of the Company's or the Stockholders' obligations under this Agreement or the Related Agreements or that could reasonably be expected to materially diminish the likelihood of or render impracticable or undesirable the consummation of the Merger (each, a "Prohibited Transaction"); or (ii) authorize or consummate a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, the Company and each Stockholder shall: (i) terminate any and all discussions, if any, it or he may be having regarding a Prohibited Transaction; and (ii) promptly notify Parent in writing if it or he thereafter receives any inquiries or offers from any person or entity regarding a Prohibited Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction proposed and the material terms of the proposal, and the Company and each Stockholder shall refuse to discuss, and promptly reject such inquiry or offer.

     5.4 DISSENTING STOCKHOLDERS. Prior to the Closing, the Company shall give Parent (a) prompt notice of any demand by stockholders (the "Dissenting Stockholders") for appraisal of their shares of Company Stock in accordance with the Pennsylvania Statute and (b) the opportunity to direct all negotiations and proceedings with respect to any such demands. Prior to the Closing, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for payment.

     5.5 PREPARATION OF FILINGS. As promptly as practicable after the date of this Agreement, Parent and the Company shall properly prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state laws and Parent shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "Filings"). The Company shall promptly furnish Parent with all information concerning the Company and the stockholders of the Company as may be reasonably requested by Parent in connection with any action contemplated by this Section
5.5. The Parent and the Company will notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merger or any Filing. The Parent and the Company shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to any Filing, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, and/or mailing to the Stockholders, such amendment or supplement.

     5.6 ADVICE OF CHANGES. During the Executory Period, the Company shall confer with Parent on a regular and frequent basis, report on operational matters and promptly advise Parent of any change, event or circumstance having, or which, insofar as can reasonably foreseen, could have a Company Material Adverse Effect or which could impair (negatively or positively) its financial projections or forecasts.

     5.7 STOCKHOLDER APPROVAL. The Company shall (a) obtain in compliance with applicable law and the Company's Charter and By-laws the requisite approval of the stockholders of the Company after the mailing of the Stockholders' Materials or by written consent for the purpose of obtaining the approval of the Merger, this Agreement and the transactions contemplated hereby (in either case, the "Stockholder Action"), (b) take or cause to be taken all such other action as may be required by the Pennsylvania Statute and any other applicable law in connection with the Merger and this Agreement, in each case as promptly as possible and (c) reasonably cooperate with and assist Parent and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or governmental agencies. In connection with the Stockholder Action, the Company's Board of Directors shall unanimously recommend that the Stockholders of the Company consent in writing to the Merger and the approval and adoption of this Agreement and shall take all reasonable actions necessary to solicit such approval. The Company shall prepare and distribute any written notice and other materials relating to the Stockholders' Action, in accordance with the Charter and by-laws of the Company, the Pennsylvania Statute and any other Federal and state laws relating to the Merger or any other transaction relating to or contemplated by this Agreement (collectively, the "Stockholders' Materials"); provided, however, that all Stockholders' Materials shall be in form and substance reasonably satisfactory to Parent and its counsel; and provided further, that if any event occurs that should be set forth in an amendment or supplement to any Stockholders' Materials, the Company shall promptly inform Parent thereof (or, if such event relates solely to Parent, Parent shall promptly inform the Company thereof), and the Company shall promptly prepare an amendment or supplement in form and substance satisfactory to Parent in accordance with the Charter and by-laws of the Company, the Pennsylvania Statute and any other Federal or state laws.

     5.8 LEGAL CONDITIONS TO MERGER. Each party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will take all reasonable actions necessary to cooperate with and furnish information to the other party or parties, as the case may be, in connection with any such requirements imposed upon such other party or parties in connection with the Merger. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other party or parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other party or parties) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

     5.9 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, the parties hereto shall use their respective best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article VI as soon as reasonably practicable, provided, however, that neither Parent nor any of its affiliates shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates, the Company or the holding separate of the Company Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares Company Stock.

     5.10 NOTICE OF PROSPECTIVE BREACH. Each party hereto shall immediately notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

     5.11 PUBLIC ANNOUNCEMENTS. The parties hereto agree that, to the maximum extent feasible, but subject to the public disclosure and other legal obligations of Parent and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that neither the Company nor Parent or Acquisition Sub will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the other parties.

     5.12 SUPPORT OF MERGER BY OFFICERS AND DIRECTORS. The Company shall use its best efforts to cause all of its officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

     5.13 MANAGEMENT AND EMPLOYEES. Parent shall have the right to discuss and secure satisfactory assurances from management and certain other existing key employees of the Company that they will continue to be employed by the Surviving Corporation following the consummation of the Merger.

     5.14 FINANCIAL STATEMENTS. The Company will provide Parent at or prior to the Effective Time with an unaudited balance sheet of the Company as of August 31, 2000.

     5.15 GUARANTEES. The Company, Parent and Bryn Kaufman will use all reasonable efforts to obtain promptly the release of the guarantee obligations of Bryn Kaufman, or Mr. Kaufman's substitution for such guarantor, with respect to all guaranty, surety and other similar obligations relating to the obligations of the Company or its business. Parent agrees to indemnify, defend and hold harmless Bryn Kaufman from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses (including reasonable attorneys' fees and expenses) and causes of action relating to, resulting from, or arising out of, any such guarantee, surety and other similar obligation.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The obligations of each party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

     (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly and validly approved and adopted by the directors and stockholders of the Company in accordance with the Delaware Statute and the Pennsylvania Statute and the Company's Charter and By-laws, and this Agreement or a certificate/articles of merger shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware and the Pennsylvania Corporation Bureau.

     (b) APPROVALS. All authorizations, consents, orders or approvals of, declarations, registrations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     (c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

     (d) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

     (e) TAX OPINIONS. Parent and the Company shall have received written opinions of Parent's legal counsel and the Company's legal counsel, respectively, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. In rendering such opinions, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Acquisition Sub and the Company, and Parent Acquisition Sub and the Company agree to provide reasonable and customary representations in connection with the issuance of such opinions.

     6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION SUB. The obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

     (a) REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS. The representations and warranties of the Company and the Stockholders set forth in Sections 3.1 and 3.2 hereof, respectively, shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer and each Stockholder, respectively, to that effect.

     (b) SECRETARY'S CERTIFICATE. Parent and Acquisition Sub shall have received a Certificate for the Secretary of the Company certifying the board of director resolutions and the vote of the stockholders approving the Merger, the Articles of Incorporation of the Company and the By-laws of the Company.

     (c) PERFORMANCE OF OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The Company and the Stockholders shall have performed in all material respects the obligations required to be performed by it and them, respectively, under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer on behalf of the Company and each Stockholder, respectively, to that effect.

     (d) AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company, and the Company and the Stockholders shall have full power and right to effect the Merger on the terms provided herein.

     (e) OPINION OF THE COMPANY'S COUNSEL. Parent and Acquisition Sub shall have received an opinion dated the Closing Date of Morgan, Lewis & Bockius, counsel to the Company in form and substance reasonably satisfactory to Parent and Acquisition Sub.

     (f) CONSENTS AND APPROVALS. Parent and Acquisition Sub shall have received duly executed copies of all consents, (except the consent of any manufacturer) and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub.

     (g) RELATED AGREEMENTS. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

     (h) ABSENCE OF MATERIAL ADVERSE CHANGE. There shall have been no Company Material Adverse Change prior to the Closing.

     (i) RESIGNATION OF DIRECTORS. The directors of the Company immediately prior to the Effective Time shall have resigned as directors of the Surviving Corporation effective as of the Effective Time.

     (j) DISSENTERS. All of the stockholders of the Company shall have consented to the Merger and delivered all of their capital stock to the Parent in accordance with the terms hereof, and none of the holders of the issued and outstanding shares of Company Stock shall have exercised, or shall have any continued right to exercise, appraisal, dissenter's or similar rights of appraisal under the Pennsylvania Statute.

     (k) EMPLOYMENT AGREEMENTS. Each person identified on SCHEDULE 6.2(k) attached hereto (each a "Key Employee") shall have accepted an offer of employment with Parent or the Surviving Corporation on terms reasonably satisfactory to Parent and each such person and executed the applicable form of Employment Agreement set out in Section 4.1(a).

     (l) DEFAULT UNDER AGREEMENTS. The consummation of the transactions contemplated hereby shall not cause the Company to be in default under any material agreement or instrument to which it is a party or by which it or any of its properties are bound, the result of which could have a Company Material Adverse Effect.

     (m) COMPANY EXPENSES. A true, correct and complete schedule (the "Schedule of Expenses") of all Company Expenses paid or incurred by or on behalf of the Company through the Closing Date, accompanied by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying the accuracy and completeness thereof, shall have been delivered by the Company; and the Company shall have furnished evidence reasonably satisfactory to Parent that the stockholders of the Company have either paid directly or contributed to the Company in cash an amount equal, in the aggregate, to the amount of Company Expenses, subject to the second proviso set forth in Section 10.1 hereof.

     (n) SEPTEMBER 30, 2000. The Closing Date shall occur on or before September 30, 2000.

     (o) RELEASE OF NOTEHOLDERS. The Company shall have obtained a signed release from each of the Noteholders agreeing to forego warrants for Series A Stock to have been issued in connection with the Bridge Notes.

     (p) LICENSE FEES. The Company shall have paid all amounts due under any license agreement through the Closing Date.

     6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

     (a) REPRESENTATIONS AND WARRANTIES OF PARENT. The representations and warranties of Parent and Acquisition Sub set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the effective date of the Stockholder Action and as of the Closing Date as though made at and as of such dates, respectively, and the Company shall have received a certificate signed by Chief Executive Officer or Chief Financial Officer of Parent and the Chief Executive Officer or Chief Financial Officer of Acquisition Sub to that effect.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND ACQUISITION SUB. Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement prior to or as of the Closing Date and the Company shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent and the Chief Executive Officer or Chief Financial Officer of Acquisition Sub to that effect.

     (c) RELATED AGREEMENTS. Parent shall have executed and delivered the Related Agreements to which it is a party and all other agreements to which Parent is to be party pursuant to the terms of Section 4.1.

     (d) STOCK CERTIFICATES. Parent shall have delivered a letter to its transfer agent directing the transfer agent to deliver the Merger Shares.

     (e) SECRETARY'S CERTIFICATE. The Company shall have received a Certificate from the Secretary of Parent and Acquisition Sub certifying the board of director's resolutions approving the Merger, the stockholder vote on the Merger, as applicable, the Charters of Parent and Acquisition Sub, and the By-laws of Parent and Acquisition Sub.

     (f) OPINION OF PARENT AND ACQUISITION SUB'S COUNSEL. The Company shall have received an opinion dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Parent and Acquisition Sub, in form and substance reasonably satisfactory to the Company.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 CERTAIN INFORMATION REQUIRED BY THE CODE. Each holder of Company Stock or Company Options who holds ten percent (10%) or more (by value) of the interests in the Company immediately prior to the Merger, within the meaning of
Section 1060(e) of the Code, and who, in connection with the Merger, enters into a Non-Competition Agreement or other agreement with the Company or the Surviving Corporation (or is related to any person who enters into any such contract or agreement, within the meaning of Section 267(b) or Section 707(b)(1) of the
Code) shall furnish Parent with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Parent may request to the extent necessary to comply with regulations promulgated under Section 1060(e) if any.

     7.2  RESTRICTION ON TRANSFER.

     (a) The shares of Parent Common Stock to be issued to each Stockholder of the Company pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") in compliance with the provisions of the Securities Act. Each Stockholder of the Company shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the stockholder.

     (b) Each certificate representing Restricted Securities issued to a Stockholder of the Company and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

     (c) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom, the securities so transferred are not required to bear the legend set forth in Section 7.2(b) or
(ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2(b) and not containing any other reference to the restrictions imposed by this Section 7.2.

     (d) Each Stockholder of the Company understands and agrees that Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Stockholder but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in paragraph (b) of this Section 7.2 is no longer required because one or more of the conditions set forth in Section 7.2(c) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 7.2 or that is or may otherwise be unlawful.

     7.3 CONFIDENTIALITY. The Company, and the Stockholders, acknowledge and recognize that the Subject Business has been conducted or is currently planned to be conducted by the Company throughout the world, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Company and the Stockholders of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Company and the Stockholders shall not use or disclose to any Person, any Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the Confidential Information for its own purposes or for the benefit of any Person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Parent and the Surviving Corporation, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Parent or its affiliates and all information of a proprietary nature relating to the Company, the Surviving Corporation or Parent or its affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company or the Stockholders or otherwise becomes public other than as a result of the breach by the Company or the Stockholders of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent or the Company or is independently developed by the Company or the Shareholders) and the terms and conditions of this Agreement. As used herein, the term "Subject Business" shall mean (iv) the business of the Company or such business as is reasonably related to the business of the Company or is reasonably based on its technology and (v) the business of Parent or any of its affiliates.

     7.4 REGISTRATION RIGHTS. Parent shall use its commercially reasonable efforts to file, within sixty (60) days following the Closing Date, a registration statement on Form S-3, as provided in the Registration Rights Agreement substantially in the form set forth as Exhibit E hereto, with the SEC covering the resale of the shares of Parent Common Stock issued to holders of Company Stock pursuant to the Merger. Any such registration shall be subject to the terms and conditions set forth in the Registration Rights Agreement. Parent covenants that with respect to information contained in the registration statement and supplied by Parent in connection therewith, such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing covenant of Parent shall not apply with respect to information contained in the registration statement and supplied in writing for inclusion in the registration statement by persons or entities who were Stockholders of the Company immediately prior to the Effective Time.

     7.5 COLLECTION BY PARENT. Parent shall use its commercially reasonable efforts to collect all of the accounts receivable of the Company existing on the Closing Date within six (6) months following the Closing Date. In the event Parent is indemnified by the Stockholders for any accounts receivable (net of reserves) not collected within such time period, Parent shall continue to use commercially reasonable efforts to collect such amounts still outstanding for the benefit of the Stockholders.

     7.6 DIRECTORS AND OFFICERS INSURANCE. Parent shall use its commercially reasonable efforts to obtain directors and officers insurance for the outgoing directors and officers of the Company for the six-year period after the Closing Date, provided that the premium paid by Parent for such insurance shall not exceed $25,000.

     7.7 FEE TO JANNEY MONTOGOMERY SCOTT LLC. Parent shall pay to Janney Montgomery Scott LLC the amount of Parent Stock equal to $180,000 on the Closing Date in satisfaction of the Company's obligations to Janney Montgomery pursuant to a letter agreement dated April 28, 1999.

     7.8 MANUFACTURER CONSENTS. The Company shall use its best efforts to obtain the Microsoft Certified Solution Provider Authorization and Cisco Systems, Inc authorization, to the extent there is an agreement between the Company and such party pursuant to which such authorization may be obtained.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     (a) "AFFILIATE" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

     (b)  "GENERAL EVENT OF INDEMNIFICATION" shall mean the following:

          (i) the untruth, inaccuracy or breach of any representation or warranty contained in Section 3.1, 3.2 or 3.3 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any document delivered in connection herewith; or

          (ii) the breach of any agreement or covenant of the Company, or the Stockholders contained in this Agreement or in the Company Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith.

          (iii) Notwithstanding the foregoing, any Losses in connection with the MicroWarehouse Litigation shall not be considered a General Event of Indemnification.

     (c) "INDEMNIFIED PERSONS" shall mean and include Parent, Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

     (d) "INDEMNIFYING PERSONS" shall mean and include each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estate.

     (e) "LOSSES" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

     (f) "MICROWAREHOUSE LITIGATION" shall have the meaning ascribed to such term in Section 2.2(a) of this Agreement.

     8.2  INDEMNIFICATION GENERALLY.

     (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any General Event of Indemnification, which shall first be paid from the General Indemnity Escrow Fund (as provided for and defined in the General Indemnity Escrow Agreement) and then by each Indemnifying Person from amounts not contained in the General Indemnity Escrow Fund; provided that: (i) the indemnification obligations of the Stockholders beyond amounts deposited in the Escrow Fund shall be limited to their pro-rata portion of the Aggregate Consideration; (ii) the Stockholders shall have no indemnification obligations for Losses resulting from breaches by other Stockholders of Sections 3.2(a)-(e), except to the extent of amounts deposited in the Escrow Fund; and (iii) the total amount of Losses for which the Indemnifying Persons shall indemnify the Indemnified Persons in connection with any General Event of Indemnification (exclusive of any amount recovered from the General Indemnity Escrow Fund and exclusive of any amount recovered pursuant to Section 8.2(b) of this Section) shall be limited to thirty percent (30%) of the Aggregate Consideration and reasonable attorneys' fees.

     (b) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with the MicroWarehouse Litigation, which shall first be paid from the Specific Indemnity Escrow Fund (as provided for and defined in the Specific Indemnity Escrow Agreement) and then by each Indemnifying Person from amounts not contained in the Specific Indemnity Escrow Fund; provided that: (i) the indemnification obligations of Stockholders beyond amounts deposited in the Escrow Fund shall be limited to their pro-rata portion of the Aggregate Consideration, (ii) the total amount of Losses for which the Indemnifying Persons shall indemnify the Indemnified Persons in connection with the MicroWarehouse Litigation (exclusive of any amount recovered from the Specific Indemnity Escrow Fund and exclusive of any amount recovered pursuant to Section 8.1(a) of this Section) shall be limited to thirty percent (30%) of the Aggregate Consideration and reasonable attorneys' fees and (iii) if, subsequent to the Effective Time, Parent intentionally fails to honor, or intentionally causes CMP to fail to honor, the letter agreement between the Company and MicroWarehouse dated July 7, 1999 (the "Settlement Agreement"), as such Settlement Agreement now exists, the provisions of this Section 8.2(b) shall no longer apply and Parent shall instruct the Indemnity Escrow Agent to release the Specific Indemnity Escrow Fund to the Stockholders within five (5) business days of such failure and shall indemnify the parties to the Settlement Agreement for actual losses incurred which are directly related to Parent's failure to honor such Settlement Agreement.

     (c) Notwithstanding the foregoing, the Indemnified Persons shall not be entitled to indemnification pursuant to this Article VIII with respect to any Losses until the aggregate amount of such losses under subsections (a) and (b) exceeds $150,000 (the "Threshold Amount"), whereupon the Indemnified Persons shall be entitled to indemnification for all Losses, including the Threshold Amount.

     (d)  Notwithstanding any of the foregoing, nothing contained in this
Section 8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon an allegation or allegations that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement or the Related Agreements and the transactions contemplated hereby or thereby or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement and the transactions contemplated hereby.

     8.3 ASSERTION OF CLAIMS. No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date with respect to a claim under Section 8.2(a), give the Stockholders' Committee (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Stockholders' Committee will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under
Section 8.2 hereof.

     8.4 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

     (a) The Indemnified Persons shall promptly give written notice to the Stockholders' Committee of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Stockholders' Committee will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

     (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Stockholders' Committee and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

     8.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 8.5, the representations and warranties of the Parent and Acquisition Sub shall be deemed to be a condition to the Merger and shall not survive beyond the Effective Time. The representations and warranties made by the Company in Section 3.1 and the Stockholders in Sections 3.2, respectively, shall survive the Effective Time until the first anniversary of the Closing Date; provided, however, that Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule) (i) are being given by the Company on behalf of the Stockholders and for the purpose of binding the Stockholders to the terms and provisions of this Article VIII and the Escrow Agreement, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.

     8.6  STOCKHOLDERS' COMMITTEE.

     (a) Upon approval of the Merger and/or upon execution of this Agreement, the Stockholders shall be deemed, for themselves and their personal representatives and other successors, to have constituted and appointed, effective from and after the Effective Time, a committee of three (3) persons initially to consist of Jeffrey Harrow, Michael Mufson, and David Robkin, as their agents and attorneys-in-fact (the "Stockholders' Committee") to take all action required or permitted under this Agreement, the Indemnity Escrow Agreement and the Registration Rights Agreement (including, without limitation, the execution and delivery of the General Indemnity Escrow Agreement and the Specific Indemnity Escrow Agreement on behalf of the Stockholders of the Company, the giving and receiving of all notices and consents and the execution and delivery of all documents, including any amendments of any non-material term or provision hereof or of the General Indemnity Escrow Agreement, the Specific Indemnity Escrow Agreement or Registration Rights Agreement, and the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Article VIII hereof or the Indemnity Escrow Agreement or Registration Rights Agreement). The vote of a majority of the Stockholders' Committee shall be required to take any action on behalf of the Stockholders pursuant to the authority granted to them under this Section 8.7.

     (b) In the event of the death, physical or mental incapacity or resignation of any of the members of any of the Stockholders' Committee or a vacancy thereon for any other reason, the remaining members of the Stockholders' Committee shall promptly appoint a further substitute or substitutes and shall advise Parent thereof. As between the Stockholders' Committee and the Stockholders of the Company, the members of the Stockholders' Committee shall not be liable for, and shall be indemnified by the Stockholders or provided with insurance against, any good faith error of judgment on their part or any other act done or omitted by them in good faith in connection with their duties as members of such Committee, except for gross negligence or willful misconduct. The Stockholders' Committee may consult with professional advisors of its choice. The Stockholders' Committee shall not be responsible for the genuineness or validity of any document and shall have no liability for acting in accordance with any written instructions given to them and believed by them to be signed by the proper parties. All expenses incurred by the members of the Stockholders' Committee in performing their duties (including fees and expenses of professional advisors) and any indemnification to be provided to the Stockholders' Committee shall be jointly and severally borne by the Stockholders.

                                  ARTICLE IX

                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

     (a)  the mutual consent of Parent, Acquisition Sub and the Company; or

     (b) either Parent or Company, if the conditions set forth in Section 6.1 hereof shall not have been met by September 30, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

     (c) Parent and Acquisition Sub, if the conditions set forth in Section 6.2 hereof shall not have been met, and the Company if the conditions set forth in
Section 6.3 hereof shall not have been met, in either case by September 30, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

     (d) either Parent or Company, if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement.

     Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

     9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except for Section 5.1, this Section 9.2, and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

     9.3 SPECIFIC PERFORMANCE. The transactions contemplated by this Agreement, including the Merger, are unique transactions and any failure on the part of the Company and the Stockholders to complete the transactions contemplated by this Agreement, including the Merger, on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause Parent irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to Parent for a breach or threatened breach of this Agreement, Parent will be entitled to specific performance of this Agreement upon any breach by the Company or the Stockholders, and to an injunction restraining any such party from such breach or threatened breach.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 EXPENSES. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, (a) Parent and Acquisition Sub shall bear all Transaction Costs of Parent and Acquisition Sub and (b) the Stockholders of the Company shall bear all Transaction Costs of the Company pro rata among such Stockholders of the Company based on their former relative ownership of Company Stock, whether or not such fees and expenses have been paid by the Company or the Stockholders of the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses"), provided further however, that the first $150,000 of Company Expenses set forth on the Schedule of Expenses shall be paid by the Parent and such amount to constitute the only Transaction Costs to be paid in cash, the remainder of any Transaction Costs to be paid in Merger Shares from the Total Parent Share Amount.

     10.2 ENTIRE AGREEMENT. This Agreement (including the Company Disclosure Schedule and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     10.3 DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     10.4 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested[, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail,] or by telecopier, with confirmation as provided above addressed as follows:

     (i)    if to Parent or Acquisition Sub, to:

            CYBERIAN OUTPOST, INC.
            23 North Main Street, PO Box 636
            Kent, Connecticut 06757
            Telecopier: (860) 927-8229
            E-mail:  kate@outpost.com
            Attention:  Katherine N. Vick
                        Executive Vice President

            with a copy to:

            Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
            One Financial Center
            Boston, MA 02111
            Telecopier:  (617) 542-2241
            E-mail:  mlfantozzi@mintz.com
            Attention:  Michael L. Fantozzi, Esq.

     (ii)   if to the Company, to:

            CMPExpress.com, Inc.
            5000 Hilltop Drive
            Brookhaven, PA 19015
            Telecopier:  (610) 499-5000
            E-mail:  tkaminer@cmpexpress.com
            Attention:  Ted I. Kaminer
                        Chief Financial Officer

            with a copy to:
            Morgan Lewis & Bockius
            1701 Market Street
            Philadelphia, PA  19013-2921
            Telecopier:  (215) 963-5299
            E-Mail:  rsilfen@morganlewis.com
            Attention:  Richard A. Silfen, Esquire

     (iii)  if to the Stockholders, at their respective addresses set forth on
SCHEDULE I attached hereto;

     or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent,
(c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

     10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

     10.7 BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent; provided further, however, that any of the rights granted to and obligations of Parent under this Agreement (other than the payment of the Aggregate Consideration) may also be exercised or performed by any entity controlled by or under common control with Parent (each, a "Parent Affiliate"); provided that such Parent Affiliate agrees to be bound by all of the applicable provisions hereof governing such exercise or performance and that the Company and Stockholders promptly receive written notice of any such exercise or performance.

     10.8 PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     10.9 AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company, if Article VIII is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent,
(ii) the Company and (iii) stockholders of the Company owning a majority (by voting power) of the outstanding shares of Company Stock held by all stockholders of the Company, if Article VIII is affected thereby; provided, however, that after the approval and adoption of this Agreement and the Merger by the stockholders of the Company, no amendment of this Agreement shall be made which pursuant to the Pennsylvania Statute or other law requires the further approval of the stockholders of the Company; provided further, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.10 NO THIRD PARTY BENEFICIARIES. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

     10.11 CONSENTS. Except as otherwise expressly provided in this Agreement, any consent or approval of Parent requested or permitted hereunder may be given or withheld in Parent's sole discretion.

     10.12 INTERPRETATION. This Agreement has been negotiated between the parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

     10.13 NO JOINT VENTURE. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.


                              CYBERIAN OUTPOST, INC.


                              By:  /s/ Robert A. Bowman
                                   --------------------
                              Name:  Robert A. Bowman
                              Title: President and Chief Executive Officer


                              SYDNEY ACQUISITION SUB, INC.


                              By:  /s/ Robert A. Bowman
                                   --------------------
                              Name:  Robert A. Bowman
                              Title: President


                              CMPEXPRESS.COM, INC.


                              By:  /s/ Jeffrey K. Harrow
                                   ---------------------
                              Name:  Jeffrey K. Harrow
                              Title: Chief Executive Officer


                              [COUNTERPART SIGNATURE PAGES OF STOCKHOLDERS
                              ATTACHED HERETO]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF SEPTEMBER 6, 1999 (THE "AGREEMENT"), AMONG CYBERIAN OUTPOST, INC., SYDNEY ACQUISITION SUB, INC., CMPEXPRESS.COM, INC. AND THE OTHER PARTIES TO THE AGREEMENT


     The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of Cyberian Outpost, Inc., Sydney Acquisition Sub, Inc., CMPExpress.com, Inc. and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.

NAME OF SIGNATORY:


/s/  Dianne Chewning                    JANNEY MONTGOMERY SCOTT LLC
---------------------------             as nominee

/s/ Dennis Flanagan                      By: /s/ Michael Mufson
---------------------------                  ------------------------
                                             Michael Mufson
/s/ Jeffrey Harrow
---------------------------              /s/ Thomas Morse
                                         ----------------------------
/s/ Ted Kaminer
---------------------------

/s/ Bryn Kaufman
---------------------------

/s/ Bryn Kaufman (as attorney in fact)    /s/ Michael Mufson
--------------------------------------    ----------------------------
    Walter Kaufman


LIBERTY VENTURES I, L.P.                  /s/ Brad Oberwager
                                          ----------------------------

By: /s/ David Robkin                      /s/ Bryn Kaufman (as attorney in fact)
    -----------------------               ------------------------------------
        David Robkin                      Nancy Patterson


/s/ Eric Lorenzoni
---------------------------


/s/ Sean McGilloway                       /s/ David Robkin
---------------------------               ---------------------------


JANNEY MONTGOMERY SCOTT LLC               /s/ Richard Vague
                                          ----------------------------
By: /s/ Michael Mufson
---------------------------
        Michael Mufson

                             INDEX OF DEFINED TERMS

Acquisition Sub .........................................       Preamble
Actions .................................................         3.1(o)
Affiliate ...............................................         8.1(a)
Aggregate Consideration .................................            2.1
Agreement ...............................................       Preamble
Assumed Option ..........................................            2.3
Audited Financials ......................................         3.1(e)
Balance Sheet Date ......................................         3.1(f)
Bugs ....................................................     3.1(l)(iv)
Business Day ............................................            1.7
Charter .................................................         3.1(a)
Closing Date ............................................            1.7
Closing .................................................            1.7
Code ....................................................       Preamble
Common Exchange Ratio ...................................      2.1(c)(i)
Common Stock ............................................       Preamble
Company .................................................       Preamble
Company Common Stock ....................................            2.1
Company Disclosure Schedule .............................            3.1
Company Expenses ........................................         6.2(m)
Company Financial Statements ............................         3.1(e)
Company Material Adverse Effect .........................         3.1(a)
Company Options .........................................            2.1
Company Returns .........................................         3.1(h)
Company Rights ..........................................      3.1(k)(i)
Confidential Information ................................            7.3
Confidentiality Agreements ..............................      3.1(k)(v)
Constituent Corporations ................................            1.1
Convertible Securities ..................................            2.1
Copyrights ..............................................     3.1(k)(ix)
Cure Date ...............................................         8.2(b)
Delaware Statute ........................................       Preamble
Derivative Work .........................................    3.1(k)(vii)
Designated Persons ......................................         3.1(o)
Dissenting Shares .......................................      2.1(d)(i)
Dissenting Stockholder ..................................      2.1(d)(i)
Dissenting Stockholders .................................            5.4
Effective Time ..........................................            1.2
Employee Confidentiality Agreement ......................         4.1(a)
Employee Plans ..........................................     3.1(u)(ii)
Employment Agreements ...................................         4.1(a)
Encumbrances ............................................         3.1(i)
ERISA ...................................................      3.1(u)(i)
ERISA Affiliate .........................................    3.1(u)(xii)
Exchange Act ............................................         3.1(y)
Executory Period ........................................            5.1
FAS No. 5 ...............................................         3.1(f)
Filings .................................................            5.5
Fully Diluted Company Share Amount ......................            2.1
Fully Diluted Company Shares ............................            2.1
GAAP ....................................................      3.1(e)(i)
General Event of Indemnification ........................         8.1(b)
General Indemnity Escrow Agreement ......................         2.2(a)

General Indemnity Escrow Shares .........................         2.2(b)
Governmental Authority ..................................         3.1(o)
Indemnified Persons .....................................         8.1(c)
Indemnifying Persons ....................................         8.1(d)
Indemnity Escrow Agent ..................................         2.2(a)
Indemnity Escrow Agreement ..............................         2.2(a)
Indemnity Escrow Shares .................................         2.2(b)
Intellectual Property Rights ............................   3.1(k)(xiii)
Investigation ...........................................            5.1
Key Employee ............................................         6.2(k)
Knowledge ...............................................        3.1(ff)
Leased Real Property ....................................         3.1(j)
Leases ..................................................         3.1(j)
Liability ...............................................         3.1(f)
License Agreements ......................................     3.1(k)(xi)
Licensed Software .......................................      3.1(l)(i)
Liquidation Preference Amount ...........................     2.1(c)(ii)
Liquidation Preference Shares ...........................    2.1(c)(iii)
Lock Up Agreements ......................................         4.1(c)
Losses ..................................................         8.1(e)
Merger ..................................................            1.1
Merger Shares ...........................................         2.1(c)
MicroWarehouse Litigation ...............................         2.2(a)
Non-Competition Agreement ...............................         4.1(a)
Outstanding Shares ......................................            2.1
Owned Software ..........................................      3.1(l)(i)
Parent ..................................................       Preamble
Parent Affiliate ........................................           10.7
Parent Common Stock .....................................       Preamble
Parent SEC Documents ....................................   3.3(d)(i)(C)
Patents .................................................   3.1(k)(xiii)
Pennsylvania Statute ....................................       Preamble
Preferred Stock .........................................       Preamble
Prohibited Transaction ..................................            5.3
Purchaser Representative ................................   3.2(d)(i)(I)
Registration Rights Agreement ...........................         4.1(d)
Related Agreements ......................................            4.1
Release Agreements ......................................         4.1(e)
Restricted Securities ...................................         7.2(a)
Series A Exchange Ratio .................................         2.1(c)
Series A Stock ..........................................       Preamble
Software ................................................      3.1(l)(i)
Specific Indemnity Escrow Agreement .....................         2.2(a)
Specific Indemnity Escrow Shares ........................         2.2(b)
Stipulated Price ........................................            2.1
Stockholder Action ......................................            5.7
Stockholder Agreements ..................................         4.1(f)
Stockholders ............................................       Preamble
Stockholders' Committee .................................         8.6(a)
Stockholders' Materials .................................            5.7
Subject Business ........................................            7.3
Survival Date ...........................................            8.5
Surviving Corporation ...................................            1.1
Tax .....................................................         3.1(h)
Taxes ...................................................         3.1(h)
Third Party Claim .......................................            8.4

Threshold Amount ........................................         8.2(a)
Total Parent Share Amount ...............................            2.1
Trade Secrets ...........................................   3.1(k)(xiii)
Trademarks ..............................................   3.1(k)(xiii)
Transaction Costs .......................................           10.1
Transfer ................................................         7.2(a)
Transferee ..............................................         3.1(h)
Year 2000 Compliant .....................................     3.1(l)(vi)